Exhibit 2.j.4

Gladstone Business Loan, LLC

1521 Westbranch Drive, Suite 200

McLean, VA 22102

May 15, 2009

The Bank of New York Mellon Trust Company, N.A.

600 E. Las Colinas Blvd., Suite 1300

Irving, Texas 75039

Deutsche Bank AG, New York Branch

60 Wall Street, NYC60-1915

New York, NY 10005-2858

Key Equipment Finance Inc.

19100 Von Karman Ave., Suite 250

Irvine, CA 92612

Re:	Amendment No. 2 to Custodial Agreement dated as of May 19, 2003 (together with all exhibits, schedules, annexes and supplements thereto, the “Custodial Agreement”), by and among Gladstone Business Loan, LLC (the “Borrower”), Gladstone Management Corporation, as successor to Gladstone Advisors Inc. (“Servicer”), Gladstone Capital Corporation (the “Originator”), The Bank of New York Mellon Trust Company, N.A., formerly known as BNY Midwest Trust Company (“Custodian”), and Deutsche Bank AG, New York Branch (“Former Administrative Agent”)

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement of even date herewith, and as amended, restated, supplemented or otherwise modified from time to time (the “Third Amended and Restated Credit Agreement”), among the Borrower, the Servicer, the Committed Lenders, CP Lenders and Managing Agents identified therein, and Key Equipment Finance Inc., as Administrative Agent (the “Successor Administrative Agent”), which Third Amended and Restated Credit Agreement, among other things, amends and restates the Credit Agreement originally identified in the Custodial Agreement in its entirety and, together with the related Resignation, Appointment and Consent dated as of even date herewith, provides for the Successor Administrative Agent to succeed and replace the Former Administrative Agent. In connection with the Third Amended and Restated Credit Agreement and in accordance with the provisions of Section 20 of the Custodial Agreement, this letter amends the Custodial Agreement as follows:

(i) From and after the date hereof, each reference in the Custodial Agreement to the BNY Midwest Trust Company or the Custodian shall mean, The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely as custodian.

(ii) From and after the date hereof, each reference in the Custodial Agreement to the Gladstone Advisors, Inc., shall mean, Gladstone Management Corporation?

(iii) From and after the date hereof, each reference in the Custodial Agreement to the Administrative Agent shall be deemed to be a reference to Key Equipment Finance Inc., as Successor Administrative Agent to Deutsche Bank AG, New York Branch;

(iv) From and after the date hereof, each reference in the Custodial Agreement to the Credit Agreement shall be deemed to be a reference to the Third Amended and Restated Credit Agreement;

(v) From and after the date hereof any notice or document (including any Trust Receipt) to be delivered to the Administrative Agent under the Custodial Agreement shall be addressed to the Administrative Agent as follows:

Key Equipment Finance Inc.

19100 Von Karman Ave., Suite 250

Irvine, California 92612

Attention: Rian Emmett

Phone: (949) 757-8942

Facsimile: (949) 757-1312

E-mail: LAS.Operations.KEF@key.com;

and

From and after the date hereof any notice or document to be delivered to the Custodian under the Custodial Agreement shall be addressed to the Custodian as follows:

Address for Notices:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle, Suite 1020

Chicago, IL 60602

Attention: Maricella Marquez

Facsimile No.: (312) 827-8562

Confirmation No.: (312) 827-8571

E-mail: maricela.marquez@bnymellon.com

Address for Document Delivery:

The Bank of New York Mellon Corp

2 Hanson Place, 6th Floor

Brooklyn, NY 11217

Attention: Corporate Trust NY Doc Service

Facsimile: 212-495-1493

Dennis G. Rosen — Manager

Phone: 718-315-4317

Marcia A. Williams — Daily Activity

Phone: 718-315-4314

and from and after the date hereof any notice or document to be delivered to the Servicer under the Custodial Agreement shall be addressed to the Servicer as follows:

Gladstone Management Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

Attention: Chairman

Facsimile No.: (703) 287-5801

Confirmation No.: (703) 287-5800

E-mail: davidgladstone@gladstonemanagement.com

and from and after the date hereof any notice or document to be delivered to the Borrower under the Custodial Agreement shall be addressed to the Borrower as follows:

Gladstone Business Loan, LLC

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

Attention: President

Facsimile No.: (703) 287-5801

Confirmation No.: (703) 287-5800

E-mail: chipstelljes@gladstonecapital.com

with a copy to:

Gary Gerson

Facsimile: (703) 287-5901

E-mail: gary.gerson@gladstonecapital.com

(v) Pursuant to Section 19 and Annex 6 of the Custodial Agreement, the Incumbency Certificate of the Administrative Agent shall be replaced by the Incumbency Certificate of the Successor Administrative Agent delivered in connection with this amendment letter.

(vi) Section 4. Obligations of the Custodian, is hereby amended to add new subsections (m) and (n) as follows:

“(m) Neither the Custodian nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for (i) any damages or expenses arising out of the services performed under this Custodial Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or (ii) any punitive, loss-of-profit consequential or indirect damages.

(n) The Custodian shall not incur any liability or be responsible for delays or failures in performance of its obligations under this Custodial Agreement resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, acts of terrorism or other disasters.”

(vii) Section 6 Fees and Expenses of Custodian, is hereby amended to add the following at the end of the Section:

“All payments to the Custodian hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Custodial Agreement.”

(viii) Section 22 Binding Upon Successors, is hereby amended to add the following at the end of the Section:

“Notwithstanding the foregoing, if any assignee of the Servicer, the Borrower or the Administrative Agent fails the Custodian’s customer review policies, including but not limited to its USA PATRIOT Act review, the Custodian may immediately resign from its duties hereunder upon written notice to the Servicer, the Borrower or the Administrative Agent, and the Borrower shall be responsible for paying any amounts due and unpaid to Custodian and any expenses of the Custodian related to transferring the Custodian’s Loan Files to a new custodian”

(ix) A new Section 29 is hereby added as follows:

“To help the United States government fight the funding of terrorism and money laundering activities, United States Federal law requires all financial institutions to obtain, verify and record information that identifies each Person for which a relationship is established. Accordingly, when any of the parties hereto other than the Custodian establishes a relationship with the Custodian, the Custodian will ask such party to provide certain information (and documents) that will help to identify such party. The Custodian will ask for such party’s legal name, physical address, tax identification or other government registration number and other information that will help to identify such party. The Custodian may also ask for a certificate of incorporation or similar document or other pertinent identifying documentation for the type of organization of such party. In all other respects the Custodial Agreement is hereby ratified and confirmed.”

Please indicate your approval of the foregoing by arranging to have this letter countersigned by your authorized officer in the space provided below and returning the same to the Borrower as soon as possible. Upon receipt of all countersigned pages, the amendment set forth herein shall be deemed effective as of the date hereof.

Sincerely,

GLADSTONE BUSINESS LOAN, LLC

By:	/s/ George Stelljes
Name:	George Stelljes
Title:	President

GLADSTONE MANAGEMENT
CORPORATION, as Servicer

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	CEO & Chairman

GLADSTONE CAPITAL
CORPORATION, as Originator

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	CEO & Chairman

Signature Page to Amendment to

Custodial Agreement

Agreed and Accepted as of the date hereof:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., not in its individual capacity, but solely as custodian

By:	/s/ Shantelle Jones-Harris
Name:	Shantelle Jones-Harris
Title:	Assistant Vice President

DEUTSCHE BANK AG, NEW YORK
BRANCH, as former Administrative Agent

By:	/s/ Michael Cheng
Name:	Michael Cheng
Title:	Director

By:	/s/ Peter Chuang
Name:	Peter Chuang
Title:	Vice President

KEY EQUIPMENT FINANCE INC., as successor Administrative Agent

By:	/s/ Richard M. Tinnon
Name:	Richard M. Tinnon
Title:	Chief Financial Officer

Signature Page to Amendment to

Custodial Agreement